TRUST UNDER NAB GROUP - USA DEFERRED COMPENSATION PLAN

     THIS TRUST AGREEMENT, effective as of July 6, 2000, by and between HOMESIDE LENDING, INC., a Florida corporation (the "Company") and SunTrust Banks of Florida, Inc., a Florida Corporation (the "Trustee"),

         WITNESSETH THAT:

     WHEREAS, the Company is an indirect, wholly-owned subsidiary of HomeSide International, Inc., a Delaware corporation formerly known as HomeSide, Inc. (the "Parent");

     WHEREAS, the Parent has adopted that certain NAB Group - USA Deferred Compensation Plan (the "Plan"), for the benefit of certain employees of the Parent, and certain of Parent's affiliates and subsidiaries, including certain employees of the Company, all of whom constitute a select group of management or highly compensated employees (herein the "Employees" or the "Plan Participants"), effective as of February 10, 1998;

     WHEREAS, Company has certain obligations under the terms of the Plan with respect to the Employees;

     WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to the Plan Participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         Section 1.        Establishment of Trust.

     (a) Company hereby deposits with Trustee in trust Ten Dollars ($10.00) which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

     (e) In addition to depositing the Ten Dollars ($10.00) necessary to establish the initial principal of the Trust pursuant to Section 1(a), the Company shall also deposit, no later than 45 days following the effective date of the Trust Agreement, an amount which equates to the funds deferred (plus accrued earnings as provided in the Plan) by the Plan Participants pursuant to the Plan through March 31, 2000. Thereafter, no later than 45 days following the end of each calendar quarter, the Company shall deposit funds deferred (plus accrued earnings as provided in the Plan) by Plan Participants in such calendar quarter; provided, however, the Company may instead make periodic deposits of funds concurrently with the deferrals made by Plan Participants to the extent Plan Participants have selected investment options that are authorized Trust investments. No later than 45 days following the end of each calendar year (or from time to time at the discretion of the Company in order to assure adequate funding of the Trust and proper crediting of Plan Participant deferrals and related earnings), the Company shall deposit additional funds into the Trust in an amount sufficient to pay each Plan Participant the anticipated benefits as provided in the Plan.

         Section 2.        Payment to Plan Participants and Their Beneficiaries.

     (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates, with respect to any payment required under the terms of the Plan or Section 2(c) below, the amounts payable in respect of each Plan Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amounts are to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule. The Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities.

     (b) The entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) Notwithstanding the foregoing provisions of this Section 2 (and pursuant to Section 5.7 of the Plan), each Participant shall receive payment of such Participant's Account Balance under the Plan within six (6) months following the occurrence of any event or condition which, after the expiration of any applicable cure or grace period, gives the holder of any note, debenture or other evidence of indebtedness (whether now or hereafter existing) of the Company or any of its subsidiaries, or any person acting on such holder's behalf, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

     (d) Company may make payment of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plan or Section 2(c) above. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan and Section 2(c) above, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

          Section  3.  Trustee   Responsibility   Regarding  Payments  to  Trust
     Beneficiary When Company Is Insolvent.

     (a) Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if, (i) Company is unable to pay its debts as they become due, (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) Company is determined to be insolvent by the Federal Deposit Insurance Corporation.

     (b) At all times  during the  continuance  of this  Trust,  as  provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below:

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries. In such a situation, The Trustee may ask the Board of Directors for a resolution and/or the Chief Executive Officer for an affidavit that the Company is not Insolvent. The Trustee may rely on such resolution or affidavit without further investigation if the document(s) unequivocally state that the Company is not Insolvent. If the Board of Directors or Chief Executive Officer fails to provide the requested documentation, the Trustee may treat the Company as Insolvent until clear and convincing evidence to the contrary is available. Notices of Insolvency shall be mailed to: Department Manager, Retirement Services, Trust and Investment Services Group, SunTrust Bank, 200 S. Orange Avenue, Suite 800, Orlando, FL 32802.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefits of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee receives written notification from the Board of Directors or Chief Executive Officer of the Company that Company is not Insolvent.

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         Section 4.        Payments to Company

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

         Section 5.        Investment Authority.

     (a) Trustee shall invest in life insurance policies, annuities, any and all securities or obligations (including stock or rights to acquire stock) including securities or obligations issued by Company, as determined by the Trustee, unless otherwise instructed by the Chief Financial Officer of the Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants.

     (b) Company may direct the Trustee as to the investment of any or all assets held in the Trust Fund. The Trustee shall not be liable for, and the Company shall indemnify and hold the Trustee harmless against, any liability, loss, expense, assessment or cost incurred by the Trustee as a result of investing any assets of the Trustee in accordance with the instructions of the Company given under this section.

         Section 6.        Disposition of Income.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         Section 7.        Accounting by Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of the administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         Section 8.        Responsibility of Trustee.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or an officer of Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, provided the Trustee shall not be indemnified for any action taken by the Trustee which is in breach of its duties and obligations under this Trust Agreement. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy or annuity held as an asset of the Trust.

     (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         Section 9.        Compensation and Expenses of Trustee.

     Company shall reimburse Trustee for any and all administrative expenses actually paid by Trustee. If not so paid, such expenses shall be paid from the Trust.

         Section 10.       Resignation and Removal of Trustee.

     (a) Trustee may resign at any time by written notice to Company, which shall be effective forty-five (45) days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

     (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for one (1) year.

     (d) If Trustee resigns or is removed within two (2) years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

     (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         Section 11.       Appointment of Successor.

     (a) If Trustee  resigns or is removed in  accordance  with Section 10(a) or
(b) hereof, Trustee may appoint any third party, including but not limited to a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) If Trustee resigns or is removed pursuant to the provisions of Section 10(d) hereof and selects a successor Trustee, Trustee may appoint any third party, including but not limited to a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instruments necessary or reasonably requested by the successor Trustee to evidence the transfer.

     (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         Section 12.       Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment will conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     (c) Upon written approval of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

         Section 13.       Miscellaneous.

     (a) The Company shall indemnify the Trustee for any costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) incurred by the Trustee as a result of a breach by the Company of its duties and obligations under this Trust Agreement. The Trustee shall indemnify the Company for any costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) incurred by the Company as a result of a breach by the Trustee of its duties and obligations under this Trust Agreement.

     (b) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (c) Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (d) This Trust Agreement shall be governed by and construed in accordance with the laws of New York.

     (e) For purposes of this Trust, Change of Control shall mean:

          (i) individuals who, on the date hereof (the "Effective Date"), constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board"), provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (ii) any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this subparagraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary,
     (B) by an employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) a transaction (other than one described in paragraph (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (ii);

          (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of
     (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business
     Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction");

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets; or

          (v) the consummation of any sale or disposition of the Company's ownership interest (direct or indirect in a Participating Employer that results in the Company no longer maintaining at least a 50% ownership interest (directly or indirectly) in such Participating Employer.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         Section 14.       Effective Date.

          The effective date of this Trust Agreement shall be July 6, 2000.

          IN WITNESS WHEREOF, the foregoing Trust Agreement has been duly executed by the Company and the Trustee.

SunTrust Banks of Florida, Inc.                    HOMESIDE LENDING, INC.

By: _______________________________                By: ________________________
     Print Name:                                   Print Name:  Joe K. Pickett

Title:_____________________________                Print Title: Chairman